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                                                                   Exhibit 99(a)

                             EMPIRE BANC CORPORATION

                  PROXY CARD - SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints _________________ and _______________, or either of them, as proxies, each with full power of substitution, to vote in the manner specified below the number of shares of common stock of Empire Banc Corporation which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Empire to be held at Northwestern Michigan College, Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan, on ______________, 2000, at _____ _.m., local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated ______________, 2000.

     1. To approve the Agreement and Plan of Merger, dated February 4, 2000, between Huntington Bancshares Incorporated and Empire, as amended, and the related Supplemental Agreement, dated February 4, 2000, between Huntington and Empire, and the transactions contemplated therein, including (a) the merger of Empire with and into Huntington, and (b) the conversion of each share of issued and outstanding Empire common stock into the right to receive 2.0355 shares of Huntington common stock (cash will be paid for any fractional shares), all as more fully described in the accompanying proxy statement/prospectus.

    FOR   |_|                 AGAINST   |_|                 ABSTAIN   |_|

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign exactly as your name appears below and return this proxy in the enclosed postage-paid envelope. When shares are held jointly, each shareholder must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this proxy.



                                ------------------------------------------------
                                                      Signature


                                ------------------------------------------------
                                Signature of other shareholder (if held jointly)

                                DATED:   _________________, 2000


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF EMPIRE BANC CORPORATION
             AND MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.